UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
(Date of earliest
event reported):	July 27, 2005
JOHNSON CONTROLS, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	1-5097	39-0380010

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5757 N. Green Bay Avenue, P.O. Box 591
Milwaukee, Wisconsin 53201-0591
(Address of principal executive offices, including zip code)
(414) 524-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d) At a regular meeting on July 27, 2005 the Board of Directors of Johnson Controls, Inc. announced the election of Eugenio Clariond Reyes-Retana to the Company’s Board of Directors effective July 27, 2005 to serve for the remainder of the term in the Class of 2007; and that Mr. Clariond shall stand for reelection as a Director of the Corporation in the proxy statement to be issued in connection with the 2007 Annual Meeting of Stockholders. The Board of Directors deemed Mr. Clariond a non-independent director for the purpose of compliance with Johnson Control’s Corporate Governance Guidelines.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) On July 27, 2005 the Board of Directors of Johnson Controls, Inc. approved amendments to Article III of the Amended and Restated Bylaws of the Company to increase the size of the Board of Directors of Johnson Controls from twelve to thirteen members. The Amended and Restated Bylaws became effective July 27, 2005. A copy of the Amended and Restated Bylaws of the Company, as amended, is filed as Exhibit 3 (ii) to this report.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits:

3(ii) Johnson Controls, Inc. Amended and Restated By-Laws

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS, INC.
Date: July 28, 2005	By:	/s/ R. Bruce McDonald
R. Bruce McDonald
Vice President and Chief Financial Officer